Exhibit 10.8
SECOND AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 17, 2017, between SILICON VALLEY BANK, a California corporation with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), and CENTRO, INC., a Delaware corporation whose address is 11 East Madison Street, Chicago, Illinois 60602 (“Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 11, 2016, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of February 17, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (a) increase the amount of the Revolving Line, (b) extend the Revolving Line Maturity Date and (c) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions.    Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 3.4 (Procedures for Borrowing). The fourth sentence of subsection (a) of Section 3.4 is deleted in its entirety and replaced with the following:
“Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Eastern time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (I) the amount of the Advance; (2) the requested Funding Date; (3) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (4) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.”
2.2    Section 3.5 (Conversion and Continuation Elections). Subsection (a) of Section 3.5 is hereby deleted in its entirety and replaced with the following:
“    (a)    So long as (i) no Event of Default exists; (ii) Borrower shall not have sent any notice of termination of this Agreement; and (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:
(1)    elect to convert on any Business Day, Prime Rate Advances into LIBOR Advances;
(2)    elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date; or
(3)    elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date into Prime Rate Advances.”
2.3    Section 3.5 (Conversion and Continuation Elections). The first sentence of subsection (d) of Section 3.5 is hereby deleted in its entirety and replaced with the following:
“Any LIBOR Advances shall (i) with respect to Advances only, at Bank's option, convert into Prime Rate Advances in the event that the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the lesser of the Revolving Line or the Borrowing Base and (ii) with respect to all LIBOR Advances, at Bank's option, convert into Prime Rate Advances in the event that an Event of Default exists.”
2.4    Section 6.2 (Financial Statements, Reports, Certificates). Subsections (a) and (b) of Section 6.2 is hereby deleted in its entirety and replaced with the following:
“    (a)    a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower's Accounts) (i) with each request for an Advance and (ii) within thirty (30) days after the end of each month (forty-five (45) days after the end of each December);
“    (b)    (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and general ledger (A) with each request for an Advance and (B) within thirty (30) days after the end of each month (forty-five (45) days after the end of each December);”
2.5    Section 6.3 (Accounts Receivable). The third sentence of subsection (c) of Section 6.3 is deleted in its entirety and replaced with the following:
“All amounts received in the Cash Collateral Account will be (i) applied to immediately reduce the Obligations under the Revolving Line when an Event of Default exists, or (ii) so long as no Event of Default exists, transferred to Borrower's operating account with Bank.”
2.6    Section 6.9 (Financial Covenants). Subsections (a) and (b) of Section 6.9 are hereby deleted in their entirety and replaced with the following:
“        (a)    Liquidity. At all times, to be tested as of the last day of each month (i) commencing with the month ending February 29, 2016, and continuing through the month ending June 30, 2017, Liquidity of at least (A) Ten Million Dollars ($10,000,000.00) for the months ending February 28th (or 29th for any leap year), March 31st, April 30th, May 31st, June 30th, July 31st, August 31st and September 30th of each year and (B) Six Million Dollars ($6,000,000.00) for the months ending January 31st, October 31st, November 30th and December 31st of each year, and (ii) commencing with the month ending July 31, 2017 and continuing for each month thereafter, Liquidity of at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00).
(b)    Free Cash Flow. To be tested as of the last day of each calendar quarter, on a consolidated basis with respect to Borrower and its Subsidiaries, Free Cash Flow for the following periods of at least (i) ($9,000,000.00) for the three (3) month period ending March 31, 2016, (ii) ($11,000,000.00) for the six (6) month period ending June 30, 2016, (iii) ($12,000,000.00) for the nine (9) month period ending September 30, 2016, (iv) ($4,000,000.00) for the twelve (12) month period ending December 31, 2016, (v) ($4,000,000.00) for the twelve (12) month period ending March 31, 2017, (vi) ($6,500,000.00) for the twelve (12) month period ending June 30, 2017, (vii) ($8,000,000.00) for the twelve (12) month period ending September 30, 2017, (viii) ($6,000,000.00) for the twelve (12) month period ending December 31, 2017, (ix) ($7,500,000.00) for the twelve (12) month period ending March 31, 2018, (x) ($9,500,000.00) for the twelve (12) month periods ending June 30, 2018 and September 30, 2018, (xi) ($3,500,000.00) for the twelve (12) month period ending December 31, 2018, (xii) ($4,500,000.00) for the twelve (12) month period ending March 31, 2019, (xiii) ($1,500,000.00) for the twelve (12) month period ending June 30, 2019, (xiv) $3,500,000.00 for the twelve (12) month period ending September 30, 2019 and (xv) $5,000,000.00 for the twelve (12) month period ending December 31, 2019 and for each twelve (12) month period ending on the last day of each calendar quarter thereafter.”

2.7    Section 13.1 (Definitions). The following defined terms set forth in Section 13.1 are deleted in their entirety:
“    “Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has at all times during the immediately preceding calendar month maintained Liquidity, as determined by Bank in its good faith discretion, of at least Fifteen Million Dollars ($15,000,000.00) (the “Threshold Amount”) and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount on any day, as determined by Bank in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months as determined by Bank in its good faith discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower's election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its sole discretion, that the Threshold Amount has been achieved.”
“    “Threshold Amount” is defined in the definition of Streamline Period.”
2.8    Section 13.1 (Definitions). The following terms and their definitions set forth in Section 13.1 are hereby deleted in their entirety and replaced with the following:
“    “LIBOR Rate Margin” is three and one-quarter of one percent (3.25%), provided that, if Bank has received satisfactory evidence that Borrower maintained Free Cash Flow of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times during the immediately preceding two (2) Performance Pricing Testing Periods, the LIBOR Rate Margin (for the period referenced below) with respect to Advances shall be two and one-half of one percent (2.50%).
Any change in the LIBOR Rate Margin for Advances due to a change in Borrower's Free Cash Flow shall take effect on the first (1st) calendar day of the month following the Bank's receipt of Borrower's financial statements for a Performance Pricing Testing Period for which Borrower's Free Cash Flow was calculated.”
“    “Prime Rate Margin” is one percent (1.0%), provided that, if Bank has received satisfactory evidence that Borrower maintained Free Cash Flow of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times during the immediately preceding two (2) Performance Pricing Testing Periods, the Prime Rate Margin (for the period referenced below) with respect to Advances shall be one-quarter of one percent (0.25%).

Any change in the Prime Rate Margin for Advances due to a change in Borrower's Free Cash Flow shall take effect on the first (1st) calendar day of the month following the Bank's receipt of Borrower's financial statements for a Performance Pricing Testing Period for which Borrower's Free Cash Flow was calculated.”
“    “Revolving Line” is an aggregate principal amount not to exceed Thirty Five Million Dollars ($35,000,000.00) outstanding at any time.”
“    “Revolving Line Maturity Date” is October 17, 2020.”
2.9    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.
5.    Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 17, 2017, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the Perfection Certificate shall mean the Perfection Certificate as described in this paragraph.
6.    Ratification of Amended and Restated Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of April 11, 2016 between Borrower and Bank, and acknowledges, confirms and agrees that said Amended and Restated Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower's payment of (i) a fully-earned, non-refundable amendment fee in an amount equal to Eighty Seven Thousand Five Hundred Dollars ($87,500.00) and (ii) Bank's legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CENTRO, INC.

By	/s/ Matt Kelty	By:	/s/ Shawn Riegsecker
Name:	Matt Kelty	Name:	Shawn Riegsecker
Title:	VP	Title:	CEO

Schedule 1
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: ________________
FROM:	CENTRO, INC.
The undersigned authorized officer of CENTRO, INC. (“Borrower “) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement “), (1) Borrower is in complete compliance for the period ending ________________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days (45 days after each December)	Yes	No
Annual financial statements (CPA Audited)	FYE within 105 days	Yes	No
10-0, 10-K and 8-K	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings and Deferred Revenue Report	Monthly within 30 days (45 days after each December)	Yes	No
Borrowing Base Reports	Monthly within 30 days (45 days after each December)	Yes	No
Board-approved Projections	FYE within 75 days	Yes	No
The following Intellectual Property was registered after the Effective Date /if no registrations, state “None”)
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Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Liquidity (to be tested as of the last day of each month)	$7,500,000.00	$____________	Yes	No
Free Cash Flow (to be tested as of the last day of each calendar quarter)	$___________**	$____________	Yes	No
At all times during any AQR Testing Period, Minimum Adjusted Quick Ratio (to be tested as of the last day of each month)	0.85:1.0	______:1.0	Yes	No
**As set forth in Section 6.9(b)

Performance Pricing for Advances		Applies
Free Cash Flow of at least $2,500,000 at all times during preceding two Testing Periods	Prime+ 0.25% or LIBOR + 2.50%	Yes	No
Free Cash Flow of less than $2,500,000 at any time during preceding two Testing Periods	Prime + 1.00% or LIBOR + 3.25%	Yes	No
The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

CENTRO, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNOR
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNOR
Date:

Compliance Status: Yes No
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Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated: ________________
I.    Liquidity (Section 6.9(a))
Required: $7,500,000.00

A. Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower at Bank	$______

B.    Without duplication of (A), consolidated, unrestricted and unencumbered cash and Cash Equivalents of Centro Canada Holding and any of its direct or indirect subsidiaries with a partner bank of Bank, in an aggregate amount not exceeding $1,000,000.00
$______

C. The Availability Amount	$______

D. Liquidity (line A plus line B plus line C)	$______
Is line D equal to or greater than or equal to the amount set forth above?

______ No, not in compliance	______ Yes, in compliance
II.    Free Cash Flow (Section 6.9(b))
Required: (i) ($8,000,000.00) for the twelve (12) month period ending September 30, 2017, (ii) ($6,000,000.00) for the twelve (12) month period ending December 31, 2017, (iii) ($7,500,000.00) for the twelve (12) month period ending March 31, 2018, (iv) ($9,500,000.00) for the twelve (12) month periods ending June 30, 2018 and September 30, 2018, (v) ($3,500,000.00) for the twelve (12) month period ending December 31, 2018, (vi) ($4,500,000.00) for the twelve (12) month period ending March 31, 2019, (vii) ($1,500,000.00) for the twelve (12) month period ending June 30, 2019, (viii) $3,500,000.00 for the twelve (12) month period ending September 30, 2019 and (ix) $5,000,000.00 for the twelve (12) month period ending December 31, 2019 and for each twelve (12) month period ending on the last day of each calendar quarter thereafter.

Actual:

A. Net Income	$______

B. Interest Expense	$______

C. To the extent deducted in the calculation of Net Income, depreciation expense and amortization expense	$______

D. Income tax expense	$______

E. Non-cash equity compensation expense	$______

F. Write-offs of intangible assets and other non-cash extraordinary changes	$______

G. Other one-time expenses approved in writing by Bank in its sole discretion	$______

H. EBITDA (sum of Lines A through G)	$______

I.    The aggregate of all expenditures by Borrower and its Subsidiaries that are capital expenditures as determined in accordance with GAAP (including, without limitation, capitalized software development costs) unless financed by Permitted Indebtedness
$______

J. Free Cash Flow (Line H minus Line I)	$______
Is line J equal to or greater than or equal to the amount set forth above?

______ No, not in compliance	______ Yes, in compliance
III.    Adjusted Quick Ratio (Section 6.9(c))
Required: 0.85 to 1.0
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Actual:

A. Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries at Bank and Bank’s Affiliates	$______

B. Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$______

C. Quick Assets (the sum of lines A and B)	$______

D. All obligations and liabilities of Borrower and its Subsidiaries to Bank	$______

E.    Obligations that mature within one year not otherwise reflected in Line D that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheets, including all Indebtedness (but excluding earn-out obligations of Borrower from the acquisition of SiteScout)
$______

F. Current Liabilities (the sum of lines D and E)	$______

G. Aggregate value of all current amounts received or invoiced by Borrower and its Subsidiaries in advance of performance under contracts and not yet recognized as revenue	$______

H. To the extent included as Current Liabilities, the current portion of deferred rent in an amount not to exceed Six Hundred Thousand Dollars ($600,000.00)	$______

I. Line F minus Line G minus Line H	$______

J. Adjusted Quick Ratio (Line C divided by Line I)	____:1.0
Is line J equal to or greater than or equal to 0.80 to 1.0?

______ No, not in compliance	______ Yes, in compliance
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